As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBER TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-2647441
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1515 3rd Street
San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

THE DRIZLY GROUP, INC.

2012 STOCK INCENTIVE PLAN

(Full titles of the plan)

Nelson Chai

Chief Financial Officer

Uber Technologies, Inc.

1515 3rd Street

San Francisco, California 94158

(415) 612-8582

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Tony West Uber Technologies, Inc. 1515 3rd Street San Francisco, California 94158 (415) 612-8582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share
The Drizly Group, Inc. 2012 Stock Incentive Plan	1,141,767(2)	$5.22(4)	$5,960,024	$552
	62,112(3)	$45.49(5)	$2,825,475	$262
Total	1,203,879		$8,785,499	$814

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable under the The Drizly Group, Inc. 2012 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock issuable pursuant to outstanding stock options under the Plan assumed by the Registrant upon the consummation of the Registrant’s acquisition of The Drizly Group, Inc. (“Drizly”) on October 12, 2021 (the “Closing Date”).
(3)	Represents shares of Common Stock issuable pursuant to outstanding restricted stock unit awards under the Plan.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.22 per share, the weighted-average exercise price of outstanding stock option awards issued under the Plan as of the date of this Registration Statement.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $45.85 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on November 3, 2021 as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Uber Technologies, Inc. (the “Registrant”) are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

2.	The information specifically incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from the Registrant’s Definitive Proxy Statement on Schedule 14A relating to the Registrant’s 2021 annual meeting of stockholders, filed with the Commission on March 29, 2021;

3.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 6, 2021, August 8, 2021 and November 9, 2021, respectively;

4.	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed), filed with the Commission on January 14, 2021, January 19, 2021, January 20, 2021, February 2, 2021 (other than Exhibit 99.1 furnished therein), March 1, 2021, March 1, 2021, March 22, 2021, April 9, 2021, May 13, 2021, June 11, 2021, June 21, 2021, July 22, 2021 (other than Exhibit 99.1 furnished therein), August 12, 2021, August 23, 2021, August 31, 2021, September 30, 2021, and October 19, 2021; and
5.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 7, 2019, including any amendments or reports filed for the purpose of updating this description, and any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant entered into indemnification agreements with its directors and officers, whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).
99.1	The Drizly Group, Inc. 2012 Stock Incentive Plan and related forms of award agreements.
99.2	Forms of award assumption notices.

__________________

(1)	Filed with the Commission on August 5, 2021 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38902) and incorporated herein by reference.
(2)	Filed with the Commission on August 5, 2021, as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38902) and incorporated herein by reference.
(3)	Filed with the Commission on April 26, 2019 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 9, 2021.

Uber Technologies, Inc.

By:	/s/ Dara Khosrowshahi
Name:	Dara Khosrowshahi
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoint Dara Khosrowshahi, Nelson Chai, and Tony West, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi	Chief Executive Officer and Director	November 9, 2021
Dara Khosrowshahi	(Principal Executive Officer)

/s/ Nelson Chai	Chief Financial Officer	November 9, 2021
Nelson Chai	(Principal Financial Officer)

/s/ Glen Ceremony	Chief Accounting Officer and Global Corporate Controller	November 9, 2021
Glen Ceremony	(Principal Accounting Officer)

/s/ Ronald Sugar	Chairperson of the Board of Directors	November 9, 2021
Ronald Sugar

/s/ Revathi Advaithi	Director	November 9, 2021
Revathi Advaithi

/s/ Ursula Burns	Director	November 9, 2021
Ursula Burns

/s/ Robert Eckert	Director	November 9, 2021
Robert Eckert

/s/ Amanda Ginsberg	Director	November 9, 2021
Amanda Ginsberg

/s/ Wan Ling Martello	Director	November 9, 2021
Wan Ling Martello

Director
H.E. Yasir Al-Rumayyan

/s/ John Thain	Director	November 9, 2021
John Thain

/s/ David Trujillo	Director	November 9, 2021
David Trujillo

/s/ Alexander Wynaendts	Director	November 9, 2021
Alexander Wynaendts